Exhibit 10.6

HERSHA HOSPITALITY TRUST

Stock Award Agreement

THIS AGREEMENT, dated as of April 18, 2012, between HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the “Company”), and _________________ (“Participant”), is made pursuant to (i) the terms of the Company’s 2012 Equity Incentive Plan (the “Plan”) and (ii) Section 4(c) of that certain Second Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Participant (the “Employment Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.  To the extent the terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control.

1.   Grant of Stock Award.  Pursuant to the Plan, on April 18, 2012 (the “Date of Grant”), the Company granted Participant a Stock Award with respect to _______ Class A common shares of beneficial interest (the “Shares”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.   Restrictions.  Except as provided in paragraphs 3, 4 and 5, the Shares are nontransferable and subject to a substantial risk of forfeiture.  The Shares shall become transferable and nonforfeitable (“Vested”) to the extent that the requirements of paragraphs 3, 4 or 5 are satisfied.

3.   Vesting During Employment.  On each of June 1, 2015, June 1, 2016 and June 1, 2016 (each a “Vesting Date”) _______ Shares (or the number of un-Vested Shares under this Stock Award on such date, whichever is less) shall become Vested if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the applicable Vesting Date.

4.   Termination Without Cause.

                              (a)           Any outstanding Shares that have not previously become Vested shall be Vested as of the date that Participant’s employment with the Company and its Affiliates is terminated (i) by the Company or an Affiliate for any reason other than Cause, (ii) on account of Participant’s death or (iii) on account of Participant’s Disability.

                              (b)           For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

                              (c)           For purposes of this Agreement, the term “Disability” means that Participant is entitled to benefits under a long-term disability insurance policy or plan maintained by the Company or an Affiliate or, if there is no such policy or plan in effect, “Disability” means that Participant is totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

5.   Change in Control.  Any outstanding Shares that have not previously become Vested shall be Vested as of a Control Change Date.

6.   Forfeiture of Shares.  Any Shares that have not Vested in accordance with paragraph 3, 4 or 5 on or before Participant’s termination of employment shall be forfeited on the date that Participant’s employment with the Company and its Affiliates terminates or is terminated for any reason.  Participant shall have no further right or interest in any Shares that are forfeited in accordance with the preceding sentence.

7.   Custody of Certificates.  Custody of stock certificates evidencing the Shares shall be retained by the Company so long as the Shares are not Vested.  The Company shall deliver to Participant stock certificates evidencing any Vested Shares as soon as practicable after the Shares become Vested.

8.   Stock Power.  Participant hereby appoints the Company’s President and the Company’s Chief Financial Officer as Participant’s attorneys-in-fact with full power and authority in Participant’s name to assign and convey to the Company any Shares that are forfeited in accordance with paragraph 6.

9.   Shareholder Rights.  Participant will have the right to receive dividends on and to vote the Shares on and after the Date of Grant and prior to their forfeiture under paragraph 6.

                10.         No Right to Continued Employment.  This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

                11.         Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.         Governing Law.  This Agreement shall be governed by the laws of the State of Maryland (other than any choice-of-law provisions that would require the application of the laws of a State other than the State of Maryland).

13.         Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern.  All reference herein to the Plan shall mean the Plan as in effect on the Award Date.

14.         Participant Bound by Plan.  Participant hereby acknowledges that a copy of the Plan has been made available to Participant and agrees to be bound by all the terms and provisions thereof.

15.         Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

HERSHA HOSPITALITY TRUST

By:

Name

Title

PARTICIPANT